Exhibit 3.1

SECOND AMENDMENT

TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AXAR ACQUISITION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

The undersigned, being a duly authorized officer of AXAR ACQUISITION CORP. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Axar Acquisition Corp.”

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 25, 2014, an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 1, 2014, and an amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 7, 2016.

3.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “GCL”).

5.	The text of Section 4.1 is hereby amended and restated to read in full as follows:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 20,000,000 shares, consisting of 19,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 14th day of December, 2016.

By: /s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Chief Executive Officer

[Signature Page to Second Amendment to the Amended and Restated Certificate of Incorporation]